    As filed with the Securities and Exchange Commission on October 4, 1999
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              -------------------

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            BLUE WAVE SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                    41-1425902
 (State of incorporation)               (I.R.S. employer identification no.)


                                2410 Luna Road
                           Carrollton, Texas  75006
                                 972-277-4600
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------
                            Charles D. Brockenbush
              Vice President-Finance and Chief Financial Officer
                            Blue Wave Systems Inc.
                                2410 Luna Road
                           Carrollton, Texas  75006
                                 972-277-4600
    (Name, address including zip code, and telephone number, including area code, of agents for service)

                              -------------------
                                   Copy to:
                               Bruce H. Hallett
                           Crouch & Hallett, L.L.P.
                        717 N. Harwood St., Suite 1400
                             Dallas, Texas  75201
                                (214) 953-0053

                              -------------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of           Amount Being       Proposed Maximum Offering      Proposed Maximum               Amount of
Securities Being Registered      Registered         Price Per Share(1)             Aggregate Offering Price       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01              2,200,002               $4.656                         $10,243,759                   $2,848
par value                        shares
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c).
                              -------------------

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, dated October 4, 1999



                            BLUE WAVE SYSTEMS INC.


                               ----------------


                               2,200,002 SHARES

                         COMMON STOCK, $0.01 PAR VALUE

                               ----------------


     Several of the stockholders of Blue Wave Systems Inc., a Delaware corporation, are offering 2,200,002 shares of our common stock, $0.01 par value. See "Selling Stockholders" on page 6 of this prospectus. Blue Wave Systems will not receive any of the proceeds from the selling stockholders' sale of their shares.


     You should carefully consider the risk factors described in this prospectus. See "Risk Factors" beginning on page 3 of this prospectus.


     Our Common Stock is traded on the Nasdaq National Market under the trading symbol BWSI. The last reported sale price of the Common Stock on the Nasdaq National Market on September 29, 1999 was $4 3/8 per share.


                              __________________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

                               _________________


               The date of this Prospectus is October ___, 1999.

                               TABLE OF CONTENTS
                               -----------------


Risk Factors........................................................ 3
Selling Stockholders................................................ 6
Plan of Distribution................................................ 7
Legal Opinions...................................................... 7
Experts............................................................. 7
Where you Can Find More Information................................. 8
Explanatory Note.................................................... 8

                                 RISK FACTORS

     We wish to caution you that the following important factors, among others, could cause the actual results of Blue Wave Systems Inc. to differ materially from those indicated by forward-looking statements made from time to time in news releases, reports, proxy statements, registration statements and other written communications, as well as oral forward-looking statements made from time to time by representatives of Blue Wave Systems. Except for historical information, the matters discussed in such oral and written communications are forward-looking statements that involve risks and uncertainties, including but not limited to general business conditions and the impact of competition and other risks detailed below.

     Rapid Technological Change May Affect Blue Wave Systems' Business. The market for high performance computer sub-systems and components has experienced short product life cycles and rapid technological change as a result of continued advancements in software technology and hardware capability. Responding to these advancements requires high levels of expenditures by Blue Wave Systems for research and development. Blue Wave Systems must continue to enhance its existing products and successfully develop and introduce new products to the market in order to remain competitive. Blue Wave Systems continues to sell its prior generation of non-digital signal processing computing sub-systems, but does not actively market these products and is not currently designing any non-DSP products. In the event Blue Wave Systems does not continue to incorporate new advances in DSP technology into its products, Blue Wave Systems' business will be adversely affected. Any failure by Blue Wave Systems to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on Blue Wave Systems. We cannot assure you that our new products or product enhancements intended to respond to technological change or evolving customer requirements will achieve acceptance.

     Blue Wave Systems has Experienced Fluctuations in Operating Results. We have experienced and may in the future continue to experience fluctuations in our quarterly operating results due to the fact that sales cycles, from initial evaluation to purchase, vary substantially from customer to customer. Delays in the sales cycle frequently occur because our customers' purchasing decisions are influenced by our competition, changes in customer personnel, and our customers' budgets and spending priorities. The delay of customer orders for a small number of existing contracts could adversely affect our revenues for a given fiscal quarter. Our results are also affected by the new product introductions by Blue Wave Systems and its competitors. In the most recent fiscal years, Blue Wave Systems' business has been increasingly dominated by customer contracts with longer time periods and larger volumes. As a result, the loss of a single contract, or the change in a contract's delivery schedules can significantly affect quarterly financial results. We have historically earned a substantial portion of our revenues in the last month of any particular quarter. The failure to achieve revenues during a future quarter in accordance with our historic trends could have a material adverse effect on Blue Wave Systems' financial results for the relevant interim period.

     Integration of Blue Wave Systems and its Operating Subsidiary May Affect Our Operating Results. We acquired Blue Wave Systems Ltd. (f/k/a Loughborough Sound Images Limited) in April 1998, and subsequently commenced the integration of its operations, facilities, and management with Blue Wave Systems. During fiscal year 1999, we substantially completed integration of the respective products and services of the aforementioned entities. Further steps toward completing integration will occur in fiscal 2000. There is a risk that the integration of the companies will not be successful. The merger of the companies could have a material adverse effect on our relationships with customers, employees, distributors or suppliers. The operating history of Blue Wave Systems Ltd. on a stand-alone basis cannot necessarily be regarded as indicative of our prospects on a consolidated basis. Accordingly, we cannot assure you that Blue Wave Systems will achieve growth in revenues, or sustain revenues at a level consistent with its historical results and the historical results of Blue Wave Systems Ltd. on a stand-alone basis. The diversion of management time towards integration of the companies may also adversely affect customer support of existing products and the development of new products.

     Concentration of Blue Wave Systems' Defense Industry Customers May Affect Our Business. Blue Wave Systems' largest single concentration of customers is prime contractors in the United States military and aerospace industry, which accounted for 23% and 26% of our revenues for fiscal 1998 and 1999, respectively. The federal government continues to reduce overall defense spending and, in certain cases, has delayed or deferred funding for defense applications, which has in turn, in certain occasions, adversely affected Blue Wave Systems' revenues. Our continued financial performance and growth in fiscal 2000 will depend upon our ability to continue to market our products successfully in the defense industry and to market products for distribution in other markets. This will require us to make substantial product development and distribution channel investments. We cannot assure you that Blue Wave Systems will be able to continue marketing its products successfully in the defense industry or will be able to introduce successfully new or existing products in markets other than the defense industry. Blue Wave Systems believes, however, that reduced defense spending has increased the demand for efficiency and for upgraded electronics in new and existing defense electronics systems. We cannot assure you that continued defense cutbacks will not adversely affect Blue Wave Systems' customers and its business. Additionally, there has been extensive consolidation of companies in the defense industry, and further consolidation is possible in the future. Any continued consolidation in the defense industry may adversely affect Blue Wave Systems.

     Our Business is Dependent upon Suppliers and Subcontractors. All of Blue Wave Systems' products incorporate electronic components that are available from a limited number of sources. In the event of shortages of any of the single source components, Blue Wave Systems would be severely impacted. In addition, Blue Wave Systems has no internal manufacturing capability. If one or more of Blue Wave Systems' subcontractors ceased operations or became unable or unwilling to handle our requirements, we may be adversely affected.

     Retention of Key Personnel is Necessary for our Future Success. We believe that our future success will depend in large part upon our ability to attract, retain and successfully motivate skilled employees, in particular our key sales and technical personnel. Blue Wave Systems is particularly dependent upon electrical engineers and software developers which are in high demand in the job marketplace because of the continued growth of high technology businesses. We cannot assure you that Blue Wave Systems will be successful in hiring or retaining qualified personnel. The loss of key personnel, or our inability to hire and retain qualified personnel, could have an adverse effect on Blue Wave Systems. Blue Wave Systems does not have key-person life insurance on any of its personnel. Our Chief Executive Officer, Mr. Simon Yates, is currently on medical leave and is expected to return at the end of calendar year 1999.

     Competition within Blue Wave Systems' Industry is Intense. The market for Blue Wave Systems' products is highly competitive, and is subject to rapid and innovative technological change. We cannot assure you that future technological changes or the development of new or competitive products by others will not render Blue Wave Systems' current or planned products less competitive or obsolete. Additionally, many of the companies with which Blue Wave Systems competes have significantly greater financial and other resources than Blue Wave Systems.

     Historical and Potential Future Operating Losses. Recently, we incurred net losses of $2,023,000 and $9,942,000 (including a non-recurring provision of $8,426,000 for merger and realignment expenses) in fiscal 1999 and 1998, respectively. The loss incurred in fiscal 1999 is primarily the result of production related problems involving our military/aerospace product line. The loss incurred in 1998 is due primarily to a decrease in our revenues and, to a lesser extent, increased spending for product and market development. Many of Blue Wave Systems' potential customers, including those involved in the telecommunications and military/aerospace industries, are evaluating new DSP microprocessor technology for their next generation products, which appear to have dramatic performance enhancements as compared to current, widely available DSP microprocessors. Since many customers are in an evaluation stage, and availability of certain new DSP microprocessors is quite limited, our ability to generate significant revenues from new DSP products is currently limited. If demand for Blue Wave Systems' new products is below that currently forecasted, or supply of new DSP microprocessors is less than forecasted, or we continue to experience production problems, then we could incur an operating loss during fiscal 2000. In the event Blue Wave Systems experiences continued operating losses in 2000, and continues to consume working capital to fund its operations, the financial institutions which currently provide Blue Wave Systems with credit facilities might alter such facilities. In this situation, we may seek alternative sources of working capital. Management believes that Blue Wave Systems will have adequate working capital to fund its operations throughout fiscal year 2000.

     Year 2000 Compliance May Present Uncertainties. Currently, there is a significant uncertainty in the software industry and among software users regarding the impact of the year 2000 on installed software. Software database modifications, and/or implementation modifications, will be required to enable software to distinguish between 21st century and 20th century dates. Blue Wave Systems has implemented a plan to attempt to assess and mitigate the potential impact of the year 2000 problem throughout Blue Wave Systems. Blue Wave Systems uses third-party system software which will need to be modified or replaced in order to address year 2000 compliance. Although Blue Wave Systems believes that its year 2000 compliance plan will adequately address the potential impact caused by the year 2000 problem, there can be no assurance that Blue Wave Systems' year 2000 compliance plan will be sufficiently comprehensive or that it will be completed on a timely basis. In addition, we cannot assure you that the systems of other companies on which our systems rely will be year 2000 compliant, or that a failure to convert by a supplier or customer, or a conversion that is incompatible with our systems, would not have a material adverse affect on Blue Wave Systems. If a key supplier or customer of Blue Wave Systems fails to be year 2000 compliant, we could suffer a material loss of business or incur significant additional expenses or consume additional working capital.

                             SELLING STOCKHOLDERS

     The selling stockholders acquired their shares of Common Stock in a private placement transaction by Blue Wave Systems which was closed on August 24, 1999. In connection with the private placement, the selling stockholders acquired 1,200,000 shares of Blue Wave Systems' Common Stock and warrants exercisable for an additional 1,000,002 shares of Common Stock, all of which are being offered by the selling stockholders in this prospectus. Blue Wave Systems is registering the shares of the selling stockholders pursuant to certain registration rights granted to them under a Registration Rights Agreement entered into in connection with the private placement. The offering of the shares contemplated hereby will terminate as of the date on which all shares offered hereby either have been sold or have become eligible for resale under the Securities Act of 1933, without the volume limitations of Rule 144 under the Securities Act.

     The table below sets forth the beneficial ownership of Blue Wave Systems' Common Stock by the selling stockholders at September 20, 1999, and after giving effect to the sale of the shares of Common Stock offered hereby. Except as otherwise noted, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by it.


Name of Shareholder                            Shares Owned           Shares           Shares Owned          Percentage of
                                               Before the             Offered          After the             Outstanding Shares
                                               Offering               Hereby           Offering(1)           Owned After the
                                                                                                             Offering (1)
Special Situations Fund III, L.P.              1,259,400(2)           880,000(2)       379,400                2.5 %

Special Situations Cayman Fund, L.P.           410,534(3)             293,334(3)       117,200               *

Special Situations Private Equity Fund, L.P.   733,334(4)             733,334(4)       0                     *

Special Situations Technology Fund, L.P.       293,334(5)             293,334(5)       0                     *

___________________
*   Less than 1%.
(1) Assumes that all of the shares offered hereby are sold.
(2) Includes 200,000 shares issuable upon exercise of warrants at an exercise price of $3.50 per share, and 200,000 shares issuable upon exercise of warrants at an exercise price of $4.50 per share.
(3) Includes 66,667 shares issuable upon exercise of warrants at an exercise price of $3.50 per share, and 66,667 shares issuable upon exercise of warrants at an exercise price of $4.50 per share.
(4) Includes 166,667 shares issuable upon exercise of warrants at an exercise price of $3.50 per share, and 166,667 shares issuable upon exercise of warrants at an exercise price of $4.50 per share.
(5) Includes 66,667 shares issuable upon exercise of warrants at an exercise price of $3.50 per share, and 66,667 shares issuable upon exercise of warrants at an exercise price of $4.50 per share.

                             PLAN OF DISTRIBUTION

     The selling stockholders may offer the shares of Common Stock from time to time in open market transactions (which may include block transactions) or otherwise in the over-the-counter market through the Nasdaq National Market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders and any broker-dealer acting in connection with the sale of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The offering of the selling stockholders' shares will terminate upon the earlier to occur of the sale of all the shares and the date on which all of the shares offered hereby that have not been sold are eligible for resale under the Securities Act, without the volume limitations of Rule 144 of the Securities Act.

     Blue Wave Systems will pay the costs, expenses and fees incurred in connection with the registration of the shares, which are estimated to be $16,348 (excluding selling commissions and brokerage fees incurred by the selling stockholders). Blue Wave Systems has also agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act.

                                LEGAL OPINIONS

     The validity of the shares of Common Stock being offered hereby has been opined to by Crouch & Hallett, L.L.P., Dallas, Texas.


                                    EXPERTS

     The financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited financial statements of Loughborough Sound Images Limited (n/k/a Blue Wave Systems Ltd.), not separately presented in this Registration Statement, have been audited by PricewaterhouseCoopers, independent accountants, whose report thereon is incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of Blue Wave Systems Inc., have been so included in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission. You may inspect and copy reports, proxy statements and other information concerning Blue Wave Systems at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain copies of such material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may also obtain certain reports, proxy statements and other information filed by Blue Wave Systems at the Commission's World Wide Web site, located at http://www.sec.gov. In addition, you can inspect such material at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information that was previously incorporated by reference. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all the shares offered in this prospectus.

     .     Annual Report on Form 10-K for the fiscal year ended June 30, 1999.
     .     Current Report on Form 8-K dated September 7, 1999.
     . the description of our Common Stock that is contained in Blue Wave Systems' Registration Statement on Form 8-A under the Exchange Act (File No. 000-26858), including any amendments or reports filed for the purpose of updating such descriptions.

     We will provide you without charge upon your written or oral request, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Please direct such requests to Blue Wave Systems Inc., 2410 Luna Road, Carrollton, Texas 75006,
Attention: Charles D. Brockenbush (telephone 972-277-4600).

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


                               EXPLANATORY NOTE

     Statements and information presented within this prospectus contain "forward-looking statements" within the meaning of Section 21E of the Exchange Act. These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "may," "will" or similar terms. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumptions relating to the foregoing. We have described important factors which may cause actual results to vary materially from these forward-looking statements in the disclosures containing those forward-looking statements and elsewhere in this prospectus under "Risk Factors". All subsequent written or oral forward-looking statements attributable to Blue Wave Systems or persons acting on its behalf are expressly qualified by these factors.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.
           -------------------------------------------

     The following expenses will be paid by the Registrant:


Item                                               Amount (1)
----                                               ----------
Securities and Exchange Commission registration fee  $ 2,848
Legal fees and expenses                              $ 3,000
Accounting fees                                      $ 9,000
Miscellaneous                                        $ 1,500
                                                     -------

    Total                                            $16,348

______________________
(1) All items other than Securities and Exchange Commission registration are estimated.

Item 15.   Indemnification of Directors and Officers.
           -----------------------------------------

     The Registrant's Certificate of Incorporation eliminates to the fullest extent permissible under the General Corporation Law of Delaware the liability of directors of the Registrant and the stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate liability (a) for any breach of a director's duty of loyalty to the Registrant or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) in connection with payment of any illegal dividend or illegal stock repurchase; or
(d) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not apply to equitable remedies such as injunctive relief.

     The Bylaws of the Registrant provide that indemnification of directors and officers shall be provided to the fullest extent permitted under Delaware law and the Registrant's Certificate of Incorporation.

     The Registrant has entered into Indemnification Agreements with each of its directors contractually requiring the Registrant to provide such indemnification to the extent permitted by law.

Item 16.   Exhibits.
           --------

2.1 Share Purchase Agreement, dated November 17, 1997, between the Registrant and Loughborough Sound Images Limited (formerly Loughborough Sound Images plc) (1)
2.2 Letter Agreement dated March 24, 1998, between the Registrant and Loughborough Sound Images Limited. (1)
3.1  Certificate of Incorporation of the Registrant, as amended. (2)
3.2  Bylaws, as amended, of the Registrant. (3)

4.1 Securities Purchase Agreement, dated August 20, 1999, between the Registrant and each of the purchasers set forth on the signature pages thereto, together with all Exhibits and Schedules. (4)
5.     Opinion of Crouch & Hallett, L.L.P. (7)
10.1   Form of Indemnification and Hold Harmless Agreement. (3)
10.2 Credit Agreement by and between Fleet National Bank and the Registrant dated December 11, 1998. (5)
10.3 Advice of Borrowing Terms by and between National Westminister Bank plc and the Registrant dated December 16, 1998. (5)
10.4 Advice of Borrowing Terms by and between National Westminister Bank plc and the Registrant dated July 28, 1999. (6)
10.5   Employment Agreement between the Registrant and Simon Yates. (6)
23.1   Consent of Arthur Andersen LLP. (7)
23.2   Consent of PricewaterhouseCoopers. (7)
23.3   Consent of Crouch & Hallett, L.L.P. (included in Exhibit 5)
24.    Power of Attorney (included on p. II-4)
______________________
(1) Incorporated by reference in the Exhibits in the Registrant's Current Report on Form 8-K dated May 12, 1998.
(2) Incorporated by reference in the Exhibits in the Registrant's Registration Statement on Form S-3 (File No. 333-63173).
(3) Incorporated by reference in the Exhibits in the Registrant's Registration Statement on Form S-1 (File No. 33-95852).
(4) Incorporated by reference in the Exhibits in the Registrant's Current Report on Form 8-K dated September 7, 1999.
(5) Incorporated by reference in the Exhibits in the Registrant's Form 10-Q filed for the quarter ended December 31, 1998.
(6) Incorporated by reference in the Exhibits in the Registrant's Form 10-K filed for the fiscal year ended June 30, 1999.
(7)    Filed herewith.

Item 17.   Undertakings.
           ------------

     (a)   Rule 415 Offering

           The registrant hereby undertakes (1) to file, during any period in which offers or sales are being made of the Shares registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference

           The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Blue Wave Systems' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)   Indemnification for Liability under the Securities Act of 1933

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Carrollton and State of Texas on the 4th day of October, 1999.

                              BLUE WAVE SYSTEMS INC.


                              By:     /s/ Rob Shaddock
                                  -------------------------------------------
                                   Rob Shaddock, Executive Vice President and
                                   Interim Chief Executive Officer


                               POWER OF ATTORNEY

Each of the undersigned hereby appoints Charles D. Brockenbush as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on October 4, 1999.

Signature                       Title
---------                       -----

 /s/ Simon Yates
-----------------------------   Director, President and Chief Executive Officer
Simon Yates



 /s/ Charles D. Brockenbush     Vice President-Finance and Chief Financial
-----------------------------   Officer (Chief Financial and Accounting Officer)
 Charles D. Brockenbush



 /s/ John Forrest               Director
-----------------------------
John Forrest



 /s/ John L. Rynearson          Director
-----------------------------
John L. Rynearson



 /s/ Rob Shaddock               Director, Executive Vice President and Interim
-----------------------------   Chief Executive Officer (Chief Executive
Rob Shaddock                    Officer)


 /s/ Sam Smith                  Chairman of the Board
-----------------------------
Sam Smith

                                 EXHIBIT LIST


2.1 Share Purchase Agreement, dated November 17, 1997, between the Registrant and Loughborough Sound Images Limited (formerly Loughborough Sound Images plc) (1)
2.2 Letter Agreement dated March 24, 1998, between the Registrant and Loughborough Sound Images Limited. (1)
3.1  Certificate of Incorporation of the Registrant, as amended. (2)
3.2  Bylaws, as amended, of the Registrant. (3)

4.1 Securities Purchase Agreement, dated August 20, 1999, between the Registrant and each of the purchasers set forth on the signature pages thereto, together with all Exhibits and Schedules. (4)
5.   Opinion of Crouch & Hallett, L.L.P. (7)
10.1 Form of Indemnification and Hold Harmless Agreement. (3)
10.2 Credit Agreement by and between Fleet National Bank and the Registrant dated December 11, 1998. (5)
10.3 Advice of Borrowing Terms by and between National Westminister Bank plc and the Registrant dated December 16, 1998. (5)
10.4 Advice of Borrowing Terms by and between National Westminister Bank plc and the Registrant dated July 28, 1999. (6)
10.5 Employment Agreement between the Registrant and Simon Yates. (6)
23.1 Consent of Arthur Andersen LLP. (7)
23.2 Consent of PricewaterhouseCoopers. (7)
23.3 Consent of Crouch & Hallett, L.L.P. (included in Exhibit 5)
24.  Power of Attorney (included on p. II-4)

______________________
(1) Incorporated by reference in the Exhibits in the Registrant's Current Report on Form 8-K dated May 12, 1998.
(2) Incorporated by reference in the Exhibits in the Registrant's Registration Statement on Form S-3 (File No. 333-63173).
(3) Incorporated by reference in the Exhibits in the Registrant's Registration Statement on Form S-1 (File No. 33-95852).
(4) Incorporated by reference in the Exhibits in the Registrant's Current Report on Form 8-K dated September 7, 1999.
(5) Incorporated by reference in the Exhibits in the Registrant's Form 10-Q filed for the quarter ended December 31, 1998.
(6) Incorporated by reference in the Exhibits in the Registrant's Form 10-K filed for the fiscal year ended June 30, 1999.
(7)  Filed herewith.